SERVICES AGREEMENT

     THIS SERVICES AGREEMENT is entered into as of ____________ (the "EFFECTIVE DATE"), by and between CDEX Inc. Corp., a Nevada corporation (the "COMPANY") and __________ (the "Consultant").

1. SERVICES AGREEMENT. Subject to the terms and conditions set forth in this Agreement, the Company agrees to engage the Consultant to perform services for the Company as set forth below.

2. TERM. This Agreement shall remain in effect for two years from the Effective Date. This Agreement can be terminated by either party upon sixty (60) day written notice with the application of the appropriate provisions contained herein.

3. SERVICES OF THE CONSULTANT. Consultant shall assist the Company in the _______________________________________. Consultant shall devote best efforts and attention in performing such services for the Company. These services shall include periodic meetings and teleconferences to discuss business of the
Company.   These  activities  of  the  Consultant  are  hereinafter  called  the
"Services".

4. PLACE OF PERFORMANCE. The Consultant shall perform the Services at the locations agreed upon by the Consultant and the Company.

5. COMPENSATION.

     5.1. GENERAL FEES.

          5.1.1. During the term of services, the Company shall pay to the Consultant fees for the services of Consultants. The fee shall be $_________ per year for such services. It is realized that this fee is not adequate for the Services to be rendered. Accordingly, Consultant will be awarded equity in the Company, as noted below in Section 5.5, and will be eligible for performance and bonus awards, as noted in Section 5.2, below.

     5.2. PERFORMANCE AND BONUS AWARDS. Consultant shall be eligible to receive bonuses for services performed at the discretion of the Company. In addition, if during the term of service, _____________ the Company in reasonable intervals according to the following schedule:

     5.3. BENEFITS. Compensation provided is intended to include any and all payments for benefits, if any, that will be provided to Consultant by the Company.

     5.4 VACATION; HOLIDAYS. The Consultant shall take holidays and vacations at times that do not adversely impact the Company's work.

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     5.5 EQUITY PARTICIPATION.  It is recognized that the fees provided will not adequately compensate the Consultant for the Services. Accordingly, the Company and the Consultant have agreed that the Consultant shall be entitled to receive a combined total of ____________________ shares of restricted Class A Common stock in the Company (the "CONSULTANT STOCK") as part of the compensation hereunder. The Consultant Stock shall be not be 100% vested until (i) the Consultant Stock becomes subject to an effective registration statement filed under the Securities Act of 1933, as amended, and is tradable on an open market pursuant to that registration or (2) there is a change in control of the Company such that the Consultant Stock is exchanged for stock in the new company that can be traded on an open market. (Legends shall be placed on the stock certificate reflecting these restrictions.) Further, the Consultant Stock shall be subject to graduated repayment provisions, as set forth below.

     The parties understand that the Consultant Stock issued will be restricted in some fashion. However, the intent is to remove those restrictions as soon as legally possible and practicable. The Consultant agrees to comply strictly with all such restrictions in connection with the receipt as well as any disposition of such stock. The Consultant shall provide and deliver to the Company all information, certifications, and other documentation as may be requested by the Company as part of the Company's compliance with any applicable laws and regulations relating to the issuance and/or registration of any of the Company's stock, including but not limited to the Consultant Stock.

          5.5.1. REPAYMENT. Consultant shall repay part of the shares of the Consultant Stock received (or other equivalent shares of the Company stock) if, at any time during the first two years of the term of service, the services of Consultant are terminated by the Company for Cause (as that term is defined in Section 7.1.1) or the Consultant elects to no longer provide substantial services to the Company. In either event, then within sixty (60) days afterwards, the Consultant shall repay to the Company a portion of the Consultant Stock in accordance with the following schedule:

               (a) if termination occurs during the first year after the effective date, the Consultant shall repay 75% of the Consultant Stock received; and

               (b) if termination occurs during the second year after the effective date, the Consultant shall repay 50% of the Consultant Stock received.

6. EXPENSES. The Company shall reimburse the Consultant for reasonable and authorized expenses incurred upon periodic presentation by the Consultant of an itemized account of such expenses and appropriate receipts.

7. TERMINATION OF SERVICES.

     7.1 TERMINATION OF SERVICES. Consultant's service for the Company during the Term of service will continue until the Consultant's termination in accordance with this Section or termination by resignation. Upon termination, this Agreement shall become null and void, except as otherwise provided in
Section 13.3.

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          7.1.1. TERMINATION FOR CAUSE. The Company may terminate the Consultant for "CAUSE", as defined herein below, by providing a Notice of Termination (as that term is defined hereinafter) to the Consultant.

          For purposes of this Agreement, Cause shall be limited to any of the following relating to the Consultant and/or one of the Consultant's Key
Employees:

               (i) Material breach of any provision of the Agreement or Agreements referenced in Section 9;

               (ii) The conviction of, or a plea of nolo contendere to, a felony that materially damages the Company or its reputation;

               (iii) The intentional fraud on, or willful misappropriation of, funds or property belonging to or claimed by the Company and exceeding $500.00 in an aggregate amount;

               (iv)  The  chronic  use  of  alcohol,   drugs  or  other  similar
substances affecting work performance;

     7.2 TERMINATION UPON DISABILITY. If the Company determines in good faith that the Consultant has a Disability as defined in this Section 7.2, the Company may terminate this Agreement by notifying the Consultant thereof at least thirty
(30) days before the Date of Termination. For purposes of this Agreement, "DISABILITY" means the inability to substantially perform the Services by reason of any medically determined physical or mental impairment that is or will be a permanent condition or is a condition that will continue for at least three (3) months.

     7.3 NOTICE OF TERMINATION. Any termination of Consultant by the Company or termination by the Consultant shall be communicated by written Notice of Termination to the other party hereto as noted below. For purposes of this Agreement, a "NOTICE OF TERMINATION" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon, if any, and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination.

8. COMPENSATION UPON TERMINATION.

     8.1. DEATH OR DIABILITY. If Consultant is terminated during the term of service as a result of death or disability, the Company shall pay to the Consultant all fees and expenses owed to the Consultant as of the date of death. In this event, there shall be no obligation to repay any of the Consultant Stock upon the termination.

     8.2. BY THE COMPANY FOR CAUSE. If the Company terminates Consultant during the term of service for Cause, the Company shall pay the Consultant all fees and expenses owed to the Consultant as of the date of termination. In addition, Consultant shall be obligated to repay to the Company 75% of the Consultant Stock.

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     8.3. BY THE COMPANY  WITHOUT CAUSE.  If the Company  terminates  Consultant during the term of service other than for Cause, Death, or Disability, the Company shall pay Consultant all fees and expenses owed to Consultant and Consultant shall have no obligation to repay to the Company any of the Consultant Stock.

9. CDEX AGREEMENTS. As an express condition for the Company's agreement to enter into this Agreement, and as a pre-condition to the effectiveness of this Agreement, the Consultant and Company agree that each shall (i) keep the confidential and proprietary information and the intellectual property of the Company confidential; (ii) assign to the Company all of the ownership rights in and to any intellectual property relating to the Company and its business that is developed, created, or discovered by Consultant during the Term of service; and (iii) agree not to compete with the Company anywhere in the world and its business or solicit the Company's customers, vendors, or Consultants during the term of service and for an additional period of five years. A breach of this provision shall be deemed a material breach of this Agreement.

10. OWNERSHIP OF INTELLECTUAL PROPERTY.

     10.1. THE BUSINESS. The parties acknowledge that the Company is engaged in the development, marketing and sale of certain proprietary technologies, processes and related products in the areas of chemical detection, technical processes, and technical/business services, and that the Company may also from time to time become or may intend to become engaged in other business endeavors (individually and collectively, the "BUSINESS"). The Company shall be deemed to intend to become engaged in a business endeavor if it has devoted or expended any significant resources, either financial or human resources, towards the proposed endeavor, either in planning or implementing the undertaking of such planned endeavor.

     10.2. THE INTELLECTUAL PROPERTY. In connection with this Agreement and the performance of the Services, the Consultant acknowledges that there may exist now or may exist in the future trade secrets, confidential information, technical information, know-how, inventions, patents, discoveries (whether or not patentable), copyrights, trademarks, service marks, techniques, data, systems, methods, processes, improvements, developments, enhancements, and modifications, whether oral or written, or in recorded form, tangible or intangible, and other proprietary rights, which are or may be conceived, developed, designed or otherwise created, modified or improved by the Consultant, in whole or in part, or which the Consultant may receive, produce, obtain, or learn about, in whole or in part, in connection with the performance of the Services or relating in any way or manner to, or arising out of, the Business and the operations of the Company during the term of this Agreement, or which the Consultant may develop or make from or by reason of knowledge gained from work with the Company (collectively, the "INTELLECTUAL PROPERTY"). The Consultant agrees that all rights, title and interest in and to the Intellectual Property shall belong to the Company and shall be considered as "work made for hire". The Consultant shall make prompt and complete disclosure from time to time to the Company of all Intellectual Property developed by the Consultant, either solely or in conjunction with others.

     10.3. ASSIGNMENT OF RIGHTS TO INTELLECTUAL PROPERTY. The Consultant hereby assigns to the Company any and all right, title and interest that the Consultant has now or may have in the future in and to the Intellectual Property. The Consultant agrees to execute any instruments and to do all things reasonably requested by the Company, both during and after the term of this Agreement, to vest the Company with all ownership rights in the Intellectual Property. If any Intellectual Property can be protected by copyrights, patents, trademarks, or service marks, then such copyright, patent, trademark, or service mark, as may be applicable, shall be owned solely, completely and exclusively by the Company, and the Consultant shall execute such assignments and other documents and provide such assistance as the Company may reasonably request in order to protect the Company's ownership of the Intellectual Property. The Consultant hereby appoints the Company as his attorney-in-fact to execute any document that the U.S. Patent and Trademark Office, the U.S. Copyright Office, or any other similar governmental or quasi-governmental entity in any state or foreign country shall require in order to establish, protect, and record the Company's ownership of all of the rights, title and interests in and to the Intellectual Property. This appointment of the Company as the attorney-in-fact for the Consultant to act hereunder is irrevocable.

     10.4. SURVIVORSHIP. The terms of Section 10 shall survive the termination of this Agreement and shall continue until the later of (i) five (5) years after the Date of Termination, or (ii) fifty (50) years after the Effective Date.

11. INDEPENDENT CONTRACTOR OBLIGATIONS. It is expressly agreed that the Consultant is acting as an independent contractor in performing the Services. The Company shall carry no Workers' Compensation insurance or any health or accident insurance to cover the Consultant or any of its Consultants or contractors. The Consultant shall carry all such insurance as shall be required by law and as it deems appropriate, and shall provide the Company with a copy of each such insurance policy upon the request of the Company. The Company shall not pay any contribution to Social Security, unemployment insurance, federal or state withholding taxes, nor provide any other contributions or benefits which might be expected to be paid by an employer in an employer-Consultant relationship. The Consultant expressly agrees to report and to pay, on or before the date due, any and all contributions for taxes, unemployment insurance, Social Security, and other benefits for itself and its Consultants. Upon the request of the Company, the Consultant shall provide evidence, satisfactory to the Company, that all such tax and other payments required to be made by the Consultant under this Section have been timely paid when and as due.

12. ARBITRATION. Any failure to perform, controversy or claim arising out of or relating to this Agreement or the breach, termination or validity thereof, shall be determined exclusively by arbitration in accordance with the provisions of this Section and in accordance with the rules of the American Arbitration Association for arbitrating commercial matters. The arbitration shall be held in Washington, D.C., the surrounding metropolitan area of Maryland, or such other location as the parties shall mutually agree. The arbitrators shall base their award on applicable Maryland law and judicial precedent, and shall accompany their award with written findings of fact and conclusions of law. The decision of the arbitrators shall be binding on the parties, except that any party may appeal the arbitrators' decision by filing an action to reconsider the decision of the arbitrators in a court having jurisdiction hereunder. In any such action the arbitrators' findings of fact shall be conclusive and binding on both parties and the sole questions to be determined by the court shall be (i) whether or not the arbitrators' decision was contrary to Maryland law and judicial precedent, and (ii) if the court determines that the arbitrators' decision was contrary to Maryland law and judicial precedent, then how the dispute shall be resolved based on the arbitrators' findings of facts and Maryland law and judicial precedent. The decision of the court as to the resolution of the dispute under Maryland law and judicial precedent shall supercede the arbitrators' decision. Judgment upon the award rendered by the arbitrators, as modified by the court, if applicable, may be entered in any court having jurisdiction in accordance herewith.

     12.1 SELECTION OF ARBITRATORS. One arbitrator shall be selected by the Company and one by the Consultant, and the arbitrators shall mutually select another arbitrator to serve with them so that there shall be an odd number of arbitrators. Alternatively, the parties may agree to accept a single arbitrator to be mutually agreed upon by the parties. Each person serving as an arbitrator hereunder shall be a professional with excellent academic and professional credentials who has had experience as an arbitrator and at least ten years experience in the field of resolving commercial disputes in the Washington Metropolitan area.

     12.2 DISCOVERY. Each party shall, upon the written request of the other party, provide the other with copies of documents relevant to the issues raised thereby. Other discovery may be ordered by the arbitrators to the extent the arbitrators deem additional discovery appropriate, and any dispute regarding discovery, including disputes as to the need therefor or the relevance or scope thereof, shall be determined by the arbitrators, which determination shall be conclusive.

     12.3 EXPENSES. Each party shall pay its own expenses incurred in any arbitration proceeding, except as may be otherwise provided by the rules of the American Arbitration Association.

     12.4 CONFIDENTIALITY OF PROCEEDINGS. The arbitrators, expert witnesses, stenographic reporters and any other third parties shall sign appropriate nondisclosure agreements in the event that any confidential or proprietary information is or may be disclosed in the arbitration proceedings.

13 MISCELLANEOUS.

     13.1 NOTICES. All notices, demands, requests or other communications required or permitted to be given or made hereunder shall be in writing and shall be hand-delivered or shall be mailed by first class registered or certified mail, postage prepaid to the respective addresses of the parties. Notice shall be deemed to have been received either on the day delivered, if hand-delivered, or five (5) days after mailing, if mailed.

     13.2 SEVERABILITY. The invalidity or unenforceability of any one or more provisions of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which shall remain in full force and effect.

     13.3 SURVIVAL. It is the express intention and agreement of the parties hereto that the provisions of Section 8, Section 9, Section 10, and Section 12 hereof shall survive the termination of this Agreement. In addition, all obligations of the Company to make payments or distributions hereunder, and all obligations of Consultant to repay any shares of stock, if applicable, shall survive any termination of this Agreement on the terms and conditions set forth herein.

     13.4 ASSIGNMENT. The rights and obligations of the Consultant under this Agreement shall not be assignable or delegable, except that with the prior written consent of the Company.

     13.5 BINDING EFFECT. Subject to any provisions hereof restricting assignment, this Agreement shall be binding upon the parties hereto and shall inure to the benefit of the parties and their respective heirs, devisees, executors, administrators, legal representatives, successors and assigns.

     13.6 AMENDMENT; WAIVER. This Agreement shall not be amended, altered or modified except by an instrument in writing duly executed by the parties hereto. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure of any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any such provisions, rights or privileges hereunder.

     13.7 HEADINGS. Section and subsection headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

     13.8 GOVERNING LAW. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Maryland (but not including the choice of law rules thereof). Subject to the arbitration provisions herein, any action filed in relation to this Agreement and the performance of the parties hereunder shall be filed in the appropriate state court or the U.S. District Court having jurisdiction over Rockville, Maryland, the parties hereto waiving any other venue to which they may be entitled by virtue of domicile or otherwise. Each of the parties hereto waives a trial by jury in regard to any claims or disputes relating to this Agreement.

     13.9 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties respecting the engagement of the Consultant, there being no representations, warranties or commitments except as set forth herein.

     13.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which shall be deemed to constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned have duly executed this Agreement, or have caused this Agreement to be duly executed on their behalf effective as of the day and year first hereinabove written.

By:   ____________________                         By:   _______________________
      Peter Dobbs                                        Malcolm H. Philips, Jr.
                                                         CEO
                                                         CDEX Inc.